Exhibit 10.42

SEALY CORPORATION

NON-ACCRETING RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”) is made, effective as of the date set forth on Appendix A of this Agreement (such date, the “Grant Date”), between Sealy Corporation, a Delaware corporation (hereinafter called the “Company”), and the individual named on Appendix A of this Agreement who is an employee of the Company or a Subsidiary (hereinafter referred to as the “Employee”).  For purposes of this Agreement, capitalized terms not otherwise defined above or below or in the Amended and Restated Equity Plan for Key Employees of Sealy Corporation and its Subsidiaries, effective December 16, 2008, as it may be amended from time to time (the “Plan”) shall have the meanings set forth in Section 17 of this Agreement.

WHEREAS, the Company desires to grant the Employee restricted stock unit awards as provided for hereunder (collectively, the “RSUs”), ultimately payable in Common Stock pursuant to the terms of the Plan which terms are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee has determined that it would be to the advantage and best interests of the Company and its shareholders to grant the shares of Common Stock provided for herein to the Employee as an incentive for increased efforts during his or her employment with the Company or a Subsidiary, and has advised the Company thereof and instructed the undersigned officer to grant said RSUs.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.             Grant of the RSUs.  Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement:

(a)  RSU Award Amount.  The Company hereby grants to the Employee the number of RSUs set forth on Appendix A of this Agreement as the “RSU Award Amount”.  An RSU represents the right to receive one share of Common Stock.

(b)           Accretion.  The RSU Award Amount shall NOT accrete.

2.             Vesting.

(a)           General Rule.  Unless otherwise provided in this Agreement, so long as the Employee continues to be employed by the Company or any of its Subsidiaries through a Vesting Date (as such term is defined on Appendix A of this Agreement, the Employee shall, on such Vesting Date, become vested in a number of RSUs, indicated under Section 9 of Appendix A of this Agreement for such Vesting Date.

(b)           Resignation of Employment; Any Termination by the Company.  Notwithstanding the general rule set forth in Section 2(a) above, if, prior to any Vesting Date (and absent the occurrence of any Change in Control), the Employee’s employment with Company and its Subsidiaries is terminated for any reason (x) by the Employee (other than due to the Employee’s death or Disability) or (y) by the Company or any of its Subsidiaries, then all RSUs granted hereunder that have not vested as of such termination date shall be forfeited by the Employee without consideration as of such termination date.

(c)           Death of Employee.  Notwithstanding anything herein to the contrary, if, prior to any Vesting Date (and absent the occurrence of any Change in Control), the Employee’s employment with the Company and its Subsidiaries is terminated due to the Employee’s death (the date of such termination, the “Death Termination Date”), then all RSUs granted hereunder that have not vested as of such date shall immediately become vested on the Death Termination Date.  The Employee shall be entitled to receive a distribution of a number of shares of Common Stock equal to the number of units vested under this section 2(c), no later than the later of (x) ninety (90) days following the Death Termination Date and (y) December 31 of the year in which the Death Termination Date occurs.

(d)           Disability of Employee.  Notwithstanding anything herein to the contrary, if, prior to any Vesting Date (and absent the occurrence of any Change in Control), the Employee’s employment with the Company and its Subsidiaries is terminated due to the Employee’s Disability (such termination date, the “Disability Termination Date”), then all RSUs granted hereunder that have not vested as of such date shall immediately become earned and vested on the Disability Termination Date.  The Employee shall be entitled to receive, a distribution of a number of shares of Common Stock equal to the number of units vested under this section 2(c), as soon as administratively feasible following the Disability Termination Date (but in no event more than ninety (90) days following such date).

(e)           Change in Control.  Notwithstanding anything herein to the contrary, if there occurs a Change in Control prior to a Vesting Date, and the Employee is still employed with the Company or any of its Subsidiaries upon the occurrence of such Change in Control (such date, the “Change in Control Date”), then all RSUs granted hereunder that have not vested as of such date shall immediately vest.  The Employee shall be entitled to receive a distribution of a number of shares of Common Stock equal to the number of units vested under this section 2(e), as soon as administratively feasible after the Change in Control Date (but in no event later than ninety (90) days following such date).

3.             Settlement of RSUs.  Subject to earlier distribution pursuant to Section 2(c), (d) or (e) above, for each vesting that occurs pursuant to Section 2(a) above, the Company shall distribute to the Employee a number of shares of Common Stock representing the number of RSUs that vested pursuant to Section 2(a) above on such Vesting date.

4.             No Dividend Equivalents.  Unless and until the Employee is the record holder of the Common Stock subject to the RSUs, he or she is not entitled to the payment of any dividends (or dividend equivalents) with respect to the RSUs or the shares of Common Stock subject thereto.

5.             Limitation on Obligations.  The Company’s obligation with respect to the RSUs granted hereunder is limited solely to the delivery to the Employee of shares of Common Stock on the date when such Shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation, unless as otherwise provided for herein.  The RSUs granted hereunder shall not be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement.

6.             Rights as a Stockholder.  The Employee shall not have any rights of a common stockholder of the Company unless and until the Employee becomes entitled to receive the shares of Common Stock pursuant to Section 2 or 3 above.  As soon as practicable following the date that the Employee becomes entitled to receive the shares of Common Stock pursuant to Section 2 or 3 above, certificates for the Common Stock shall be delivered to the Employee or to the Employee’s legal guardian or representative.

7.             Transferability.  The RSUs shall not be subject to alienation, garnishment, execution or levy of any kind, and any attempt to cause any such awards to be so subjected shall not be recognized.  The shares of Common Stock acquired by the Employee pursuant to Section 2 or 3 of this Agreement may not at any time be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition complies with applicable securities laws.

8.             No Right to Continued Employment or Other Equity Awards. The granting of the RSUs evidenced hereby and this Agreement shall impose no obligation on the Company or any Subsidiary to (a) continue the employment of the Employee and shall not lessen or affect the Company’s or any Subsidiary’s right to terminate the employment of such Employee or (b) make any future Share or Share-based awards to the Employee, and this grant of RSUs does not constitute any increase of annual compensation or benefits to be provided to the Employee.

9. Restrictive Covenants.  In consideration of this grant, the Employee hereby agrees that, without the Company’s prior written consent, the Employee shall not, directly or indirectly:

(a)           Confidential Information.  At any time during or after the Employee’s employment with the Company or its Subsidiaries, disclose any Confidential Information pertaining to the business of the Company or any of its Subsidiaries, except when required to perform his or her duties to the Company or one of its Subsidiaries, by law or judicial process (Confidential Information shall include, but not be limited to, customer, supplier, vendor and product prices, terms and profitability, as well as confidential technology, know-how, trade secrets and other intellectual property, and may have been received in written, oral, visual or any other form); or

(b)           Covenant Not to Compete.  At any time during the Employee’s employment with the Company or its Subsidiaries and for a period of eighteen (18) months thereafter, directly or indirectly:

i)      Act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any of the following mattress manufacturing companies in the United States or their mattress manufacturing, wholesaling or retailing operations or affiliates: Simmons, Serta, Spring Air, Kingsdown, Select Comfort and Tempur-Pedic or any of their successors or any other mattress manufacturing company or its mattress manufacturing, wholesaling or retailing affiliate which represents 10% or more of the mattress market in the United States,

ii)     Directly or indirectly solicit, induce or attempt to induce customers, clients, suppliers or vendors of the Company or any of its Subsidiaries to: (1) terminate their relationship with the Company or any of its Subsidiaries, (2) compete with any business of the Company or any of its Subsidiaries, or (3) otherwise interfere with any relationship between the Company or any of its Subsidiaries and any such customer, client, supplier or vendor.

iii)    Solicit or offer employment to any person who has been employed by the Company or any of its Subsidiaries at any time during the twelve months immediately preceding the termination of the Employee’s employment with the Company and its Subsidiaries.

If the Employee is bound by any other agreement with the Company regarding the use or disclosure of confidential information, the provisions of this Agreement shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of confidential information.  Notwithstanding the foregoing, if at any time a court holds that the restrictions stated above are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area.  Because the Employee’s services are unique and because the Employee shall have had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement.  In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

10.           Change in Capitalization.  If there occurs an event as described in Section 8 of the Plan, the provisions of Section 8 of the Plan shall govern the treatments of the RSUs granted hereunder.

11.           Withholding.   Upon vesting of the RSUs in accordance with Section 2 above, the Company will be required to withhold the employment taxes due with respect to such vesting.  In addition, it shall be a condition of the obligation of the Company upon delivery of Common Stock to the Employee pursuant to Section 2 or 3 above that the Employee pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld with respect to such Common Stock.  The Company shall be authorized to take such action as may be necessary, in the opinion of the Company’s counsel (including, without limitation, withholding Common Stock otherwise deliverable to the Employee hereunder and/or withholding amounts from any compensation or other amount owing from the Company to the Employee), to satisfy the obligations for payment of the minimum amount of any such taxes.  In addition, if the Company reasonably determines that there would be (x) no adverse accounting implications to the Company and (y) no adverse tax consequences to the Employee, the Company may permit the Employee to elect to use Common Stock otherwise deliverable to the Employee hereunder to satisfy any such obligations, subject to such procedures as the Company’s accountants may require.  The Employee is hereby advised to seek his own tax counsel regarding the taxation of the grant of RSUs made hereunder.

12.           Securities Laws.  Upon the delivery of any Common Stock to the Employee, the Company may require the Employee to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.  The delivery of the Common Stock hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

13.           Section 409A of the Code.  In the event that it is reasonably determined by the Company that, as a result of the deferred compensation tax rules under Section 409A of the Code (and any related regulations or other pronouncements thereunder) (the “Deferred Compensation Tax Rules”), payments or benefits that the Employee is entitled to under the terms of this Agreement may not be made or provided at the time contemplated by the terms hereof or thereof, as the case may be, without causing the Employee to be subject to tax under the Deferred Compensation Tax Rules, the Company shall, in lieu of providing such payment or benefit when otherwise due under this Agreement, instead provide such payment or benefit on the first day on which such provision would not result in the Employee incurring any tax liability under the Deferred Compensation Tax Rules; which day, if the Employee is a “specified employee” (within the meaning of the Deferred Compensation Tax Rules), may, in the event the payment or benefit to be provided is due to the Employee’s “separation from service” (within the meaning of the Deferred Compensation Tax Rules) with the Company and its Subsidiaries, shall be the first day following the six-month period beginning on the date of such separation from service. This Agreement is intended to comply with the Deferred Compensation Tax Rules and will be interpreted accordingly.  References under this Agreement to the Employee’s termination of employment shall be deemed to refer to the date upon which the Employee has experienced a “separation from service” within the meaning of the Deferred Compensation Tax Rules.

14.           Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him or her at the address appearing in the personnel records of the Company for the Employee.  By a notice given pursuant to this Section 14, either party may hereafter designate a different address for notices to be given to him/her or it.  Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 14.  Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service

15.           Governing Law.  The laws of the State of Delaware (or if the Company reincorporates in another state, the laws of that state) shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

16.           RSUs Subject to Plan.   The RSUs shall be subject to all applicable terms and provisions of the Plan, to the extent applicable to the Common Stock.   In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

17.           Definitions.

(a)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

(b)           “Change in Control” shall mean “Change in Control” as defined in the Plan.  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur unless such transaction or occurrence constitutes a change in ownership or effective control within the meaning of Section 409A(a)(2)(A)(v) of the Code.

(c)           “Disability” shall mean either a disability under the Social Security Act or under the long term disability program provided by the Company.

18.           Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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Appendix A - Major Terms

1.             “Grant Date” for purposes of this Agreement shall mean: May 25, 2011.

2.             “Employee” for purposes of this Agreement shall mean: Lawrence J. Rogers.

3.             The “RSU Award Amount” under of this Agreement is: 1,400,000 Units.

4.             “Vesting Periods” for purposes of this Agreement shall be the periods indicated below.

5.             “Vesting Date” for purposes of this Agreement shall mean each of the vesting dates as indicated below.

6.             “Vesting Amount” for purposes of this Agreement shall mean, for a Vesting Date hereunder, the number of Units equal to: the number of RSUs as indicated below that will vest on the following Vesting Dates:

Vesting Date	RSUs Vesting
January 12, 2013	1/2 of RSU Award
June 12, 2013	1/2 of RSU Award

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date hereof.

SEALY CORPORATION		EMPLOYEE

By:	/s/ Kenneth L. Walker	/s/ Lawrence J. Rogers
Name: Kenneth L. Walker		Lawrence J. Rogers
Title: Vice President, Legal